UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2016 (November 30, 2016)

Alcoa Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Park Avenue, New York, New York 10022-4608

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 518-5400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

As previously announced, on November 3, 2016 Robert S. Collins advised Alcoa Corporation (the “Company” or “Alcoa”) that he will resign as Executive Vice President and Controller of the Company, effective December 9, 2016. On December 1, 2016, the Company’s Board of Directors (the “Board”) appointed Molly S. Beerman as Vice President and Controller of the Company, effective December 9, 2016. From such date, Ms. Beerman will serve as the principal accounting officer of the Company, succeeding Robert S. Collins upon his resignation.

Ms. Beerman, 53, has served as the Director, Global Shared Services Strategy and Solutions for Alcoa, with responsibility for the strategy, planning and implementation of transformation activities for Alcoa’s shared services organization, beginning November 1, 2016. From January through October of 2016, prior to the Company’s separation from its parent company, Alcoa Inc., Ms. Beerman was a consultant to the Alcoa Inc. finance department and provided services in support of the separation transaction. Ms. Beerman received approximately $300,000 in compensation in connection with her services as a consultant to Alcoa Inc. From 2012 to 2015 she served as Vice President, Finance and Administration for a non-profit organization focused on community issues. Ms. Beerman first joined Alcoa Inc. in 2001, and was the director of Alcoa Inc.’s global procurement center of excellence from 2008 to 2012.

The Company will enter into an indemnity agreement with Ms. Beerman in the form entered into with directors and officers of the Company (filed as Exhibit 10.4 to the Company’s Registration Statement on Form 10 (File No. 1-37816)).

On December 6, 2016, Alcoa issued a press release announcing Ms. Beerman’s appointment as Vice President and Controller. The information contained in the press release, attached as Exhibit 99.1 hereto, is incorporated by reference herein.

Amendment to Change in Control Severance Plan

On November 30, 2016, the Compensation and Benefits Committee of the Board (the “Committee”) amended the Alcoa Corporation Change in Control Severance Plan (the “CIC Severance Plan”). The principal amendments with respect to the Company’s named executive officers and other eligible corporate officers are as follows: (a) the percentage ownership change of the Company that is required to trigger a “change in control” has been increased from 20% to 30%; (b) the period following a change in control during which a qualifying termination must occur for an officer to receive severance benefits has been reduced from three years to two years; (c) for plan participants (other than the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel), the multiplier used to calculate certain severance benefits has been reduced from three to two and the post-termination period for continued benefits following a qualifying termination has been reduced from three years to two years, such that such officers are generally eligible to receive (i) cash severance equal to two times the sum of their annual base salary and target variable compensation with respect to the year in which the change in control occurs, (ii) continued life, accident and health benefits for two years, and (x) a cash lump sum amount representing the estimated equivalent of two years of Company contributions to the Company defined contribution plans in which they participate, or (y) a cash lump sum amount representing the estimated incremental increase in actuarial benefit that would have accrued on their behalf during the two years under the Company defined benefit plans in which they participate, if any; and (d) a pro-rated annual bonus is payable for the year in which the termination occurs. If amounts payable to an officer under the CIC Severance Plan would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such amounts will be reduced if necessary to maximize the after-tax payment to the officer.

The foregoing summary of the principal amendments to the CIC Severance Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the CIC Severance Plan, which will be filed as an exhibit to the Company’s annual report on Form 10-K.

Adoption of Severance Agreements

On November 30, 2016, the Committee adopted severance agreements to be entered into by and between the Company and (i) its Chief Executive Officer and Chief Financial Officer (the “CEO/CFO Severance Agreement”), and (ii) other officers of the Company (the “Corporate Officer Severance Agreement”), for the purpose of providing severance benefits to the covered officers upon a qualifying termination of employment that occurs other than in connection with a change in control of the Company.

Under the CEO/CFO Severance Agreement, the officer will receive a payment of $50,000 upon a voluntary resignation where the officer provides three months’ notice to the Company contingent upon a release of claims. Upon an involuntary termination, the officer is generally entitled to receive (i) cash severance equal to two times the officer’s annual base salary, (ii) a pro-rated annual bonus for the year in which the termination occurs, (iii) $50,000 in consideration of execution of a release of claims, (iv) continued health benefits for two years following termination, and (v) a cash lump sum amount designed to provide two years of additional pension or retirement benefits under the Company defined benefit plans or, as applicable, defined contribution plans in which the officer participates.

Under the Corporate Officer Severance Agreement, upon an involuntary termination of the officer’s employment, the officer is generally entitled to receive (i) cash severance equal to the officer’s annual base salary, (ii) a pro-rated annual bonus for the year in which the termination occurs, (iii) continued health benefits for one year following termination, and (iv) either one year of additional pension service under the Company defined benefit plans or a lump sum amount equal to the Company’s contribution to the defined contribution plans for one year. No benefits are provided upon a voluntary resignation under the Corporate Officer Severance Agreement. Payment of severance benefits is generally contingent upon the officer’s execution of a release of claims.

The foregoing summaries of the CEO/CFO Severance Agreement and the Corporate Officer Severance Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the relevant agreements, which will be filed as exhibits to the Company’s annual report on Form 10-K.

Item 8.01 Other Events.

On December 1, 2016, Michael G. Morris, Roy C. Harvey, Carol L. Roberts, Kathryn S. Fuller, James E. Nevels, and Steven W. Williams were appointed as the members of the Executive Committee of the Board, with Mr. Morris serving as chair of the Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated December 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alcoa Corporation

Date: December 6, 2016	By:	/s/ Jeffrey D. Heeter
Jeffrey D. Heeter
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated December 6, 2016